Exhibit 99.1

Contacts:              Francesca Marraro (media relations)

(212) 857-5442

fmarraro@hms.com

HMS HOLDINGS CORP. ANNOUNCES Q4 and FULL YEAR 2013

FINANCIAL AND OPERATING RESULTS

Full year revenue of $491.8 million increased 3.8% y/y

GAAP EPS of $0.45; Adjusted EPS of $0.75

IRVING, TX., February 28, 2014—HMS Holdings Corp. (NASDAQ: HMSY) today announced financial and operating results for the fourth quarter and full year ended December 31, 2013.

Q4 and Full Year 2013 Financial Summary

For the quarter ended December 31, 2013, HMS reported revenue of $121.6 million, a decrease of 8.6% compared to revenue of $133.1 million for the same period a year ago. Net income for the quarter was $11.1 million or $0.13 per fully diluted share compared to net income of $20.0 million or $0.23 per fully diluted share for the same period a year ago. Adjusted EPS decreased 25.9% year over year to $0.20.

For the year ended December 31, 2013, HMS reported revenue of $491.8 million, an increase of 3.8% compared to revenue of $473.7 million for the same period a year ago. Net income for the year ended December 31, 2013 was $40.0 million or $0.45 per fully diluted share compared to net income of $50.5 million or $0.57 per fully diluted share for the same period a year ago. Adjusted EPS decreased 12.8% year over year to $0.75.

“Fourth quarter 2013 revenue compares unfavorably to the prior year quarter, which had benefited principally from a catch-up of revenue associated with insurance carriers’ resolution of claim adjudication delays caused by implementation of new formats earlier in the year,” said Bill Lucia, Chief Executive Officer. “Fourth quarter 2013 expenses were higher year over year, but lower than the prior quarter, reflecting our continued efforts to manage our cost structure. Fourth quarter spending also included expenses required to maintain our responsiveness to changes in the Medicare RAC program and re-procurement.”

“2013 was a year of instability within the post-reform healthcare environment, and also marked the start of the now year-long re-procurement process for the Medicare RAC program,” remarked Lucia.  “Against this backdrop, we maintained our leadership position in the State Medicaid coordination of benefits market by re-procuring every contract up for bid and achieved record results under our Medicare RAC contract.  With new industry experts on our executive team, we began an enterprise-wide re-engineering of our operations focusing on improving yield and efficiencies, restructured our cost basis, and identified new opportunities for product innovation and growth across our markets, including commercial.”

Lucia added, “As we move into 2014, the Medicare RAC program and the related procurement process continue to evolve, which means there is still a wide range of potential outcomes for this contract in the year.  Given the importance of this program to CMS and the Medicare Trust Fund, we expect to see a resolution in the second half of the year.  In the interim, we remain focused on growing the majority of our business by reinvigorating growth in sales, strengthening our product portfolio to take advantage of ACA fueled Medicaid expansion, and further streamlining our cost structure to prepare us for stronger revenue and EPS growth in 2015 and beyond.”

Webcast and Conference Call Information

HMS will report its fourth quarter and full year 2013 financial and operating results at 8:00 a.m. Central/9:00 a.m. Eastern on Friday, February 28, 2014.  Individuals can access the webcast at http://investor.hms.com/events.cfm or listen to the call at (877) 303-7208.  International participants can listen to the call at (224) 357-2389.

The webcast will be archived on the website at http://investor.hms.com/events.cfm. Individuals can listen to the replay at (855) 859-2056.  International participants can listen to the replay at (404) 537-3406.  The passcode is 13496394. The replay will be available at noon Eastern on February 28 through 11:59 p.m. Eastern on March 7, 2014.

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The HMS Form 10-K for the year ended December 31, 2013 will be filed and available on our website at http://investor.hms.com on or about March 3, 2014, and will contain additional information about our results of operations for the fiscal year-to-date. This press release and the interim financial statements herein will be available at http://investor.hms.com for at least a 12-month period. Shareholders and interested investors are welcome to contact Investor Relations at 212-857-5100.

About HMS Holdings Corp.

HMS Holdings Corp., through its subsidiaries, is the nation’s leader in coordination of benefits and program integrity services for healthcare payers. HMS’s clients include health and human services programs in more than 40 states; commercial payers, including group health plans, Medicare Advantage Plans, more than 150 Medicaid managed care plans, and employers; the Centers for Medicare and Medicaid Services (CMS); and Veterans Administration facilities. As a result of the company’s services, clients recovered over $3.0 billion in 2013, and saved billions more through the prevention of erroneous payments.

Use of Non-GAAP Financials

This press release includes presentations of earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA.  Adjusted EBITDA represents EBITDA adjusted for stock-based compensation expense.  EBITDA is a measure commonly used by the capital markets to value enterprises.  EBITDA is a non-GAAP financial measure and is reconciled to income before income taxes, which the Company’s management believes to be the most comparable generally accepted accounting principles (“GAAP”) measure.  Adjusted EBITDA results are calculated by adjusting GAAP income before income taxes to exclude the effects of depreciation, amortization of intangible assets, stock-based compensation expense, and net interest expense.

This press release also includes presentations of adjusted EPS. Adjusted EPS represents EPS adjusted for stock-based compensation expense and amortization of intangibles and for the related taxes for these adjustments. Adjusted EPS is a non-GAAP financial measure and is reconciled to EPS, which the Company’s management believes to be the most comparable GAAP measure.

The Company uses these non-GAAP financial measures for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons.  The Company’s management believes that these non-GAAP financial measures are a common measure used by investors and analysts to evaluate its performance.  These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company’s business.  These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, income before income taxes in accordance with GAAP.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Such statements give our expectations or forecasts of future events; they do not relate strictly to historical or current facts.  Forward-looking statements can be identified by words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “will,” “target,” “seeks,” “forecast” and similar expressions and references to guidance.  In particular, these include statements relating to future actions, business plans, objects and prospects, and future operating or financial performance.  Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to:  variations in our results of operations; changes in the U.S. healthcare environment and steps we take in anticipation of such changes; regulatory, budgetary or political actions that affect procurement practices; the loss of one or more major clients, including through our failure to reprocure a contract or the reduction in scope or early termination of one or more of our significant contracts; our ability to effectively manage our growth to execute on our business plans; the growth rate of spending on Medicaid/Medicare, simplification of the healthcare

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payment process or programmatic changes that diminish the scope of benefits; our ability to retain clients or the loss of one or more major clients; client dissatisfaction or early termination of contracts triggering significant costs or liabilities; the development by competitors of new or superior products or services; the emergence of new competitors, or the development by our clients of in-house capacity to perform the services we offer; all the risks inherent in the development, introduction, and implementation of new products and services; our failure to comply with laws and regulations governing health data or to protect such data from theft and misuse; our ability to maintain effective information systems and protect them from damage or interruption; restrictions on our ability to bid on/perform certain work due to other work we currently perform; our ability to successfully integrate our acquisitions; our ability to continue to secure contracts through the competitive bidding process and to accurately predict the cost and time to complete such contracts; our compliance with the covenants and obligations under the terms of our credit facility and our ability to generate sufficient cash to cover our interest and principal payments thereunder; and negative results of government or client reviews, audits or investigations to verify our compliance with contracts and applicable laws and regulations.  A further description of these and other risks, uncertainties, and related matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which is available at www.hms.com under the “Investor Relations” tab.  Factors or events that could cause actual results to differ may emerge from time to time and it is not possible for us to predict all of them.  Any forward-looking statements are made as of the date of this press release and we do not undertake an obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

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HMS HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

( in thousands, except per share amounts)

( unaudited)

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012

Revenue	$121,592	$133,096	$491,762	$473,696

Cost of services:
Compensation	47,765	42,058	185,788	161,547
Data processing	9,141	8,700	37,115	31,491
Occupancy	4,631	4,714	18,397	17,456
Direct project costs	10,014	14,699	46,343	55,272
Other operating costs	6,168	6,282	26,493	20,593
Amortization of acquisition related software and intangibles	7,160	8,104	31,747	32,551
Total cost of services	84,879	84,557	345,883	318,910

Selling, general & administrative expenses	16,452	11,377	68,701	55,274
Total operating expenses	101,331	95,934	414,584	374,184
Operating income	20,261	37,162	77,178	99,512

Interest expense	(2,363)	(4,073)	(12,460)	(16,561)
Other income, net	2	30	801	382
Interest income	35	1	71	12
Income before income taxes	17,935	33,120	65,590	83,345
Income taxes	6,842	13,134	25,593	32,829

Net income and comprehensive income	$11,093	$19,986	$39,997	$50,516

Basic income per common share:
Net income per share -basic	$0.13	$0.23	$0.46	$0.59

Weighted average common shares outstanding, basic	87,736	86,780	87,598	86,204

Diluted income per share:
Net income per share- diluted	$0.13	$0.23	$0.45	$0.57

Weighted average common shares outstanding, diluted	88,352	88,596	88,344	88,365

HMS HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

( in thousands, except per share and per share  amounts)

( unaudited)

	December 31,	December 31,
	2013	2012

Assets
Current assets:
Cash and cash equivalents	$93,366	$135,227
Accounts receivable, net of allowance for doubtful accounts of $916 and $830, respectively and estimated allowance for appeals of $13,939 and $7,082 at December 31, 2013 and December 31, 2012, respectively	171,726	156,770
Prepaid expenses	12,942	14,283
Prepaid income taxes	6,792	—
Current portion of deferred financing costs	—	3,336
Other current assets	489	317
Total current assets	285,315	309,933

Property and equipment, net	123,006	129,327
Goodwill	361,468	361,468
Intangible assets, net	95,312	119,119
Deferred financing costs	9,041	5,867
Other assets	4,460	3,988
Total assets	$878,602	$929,702

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$37,123	$39,066
Acquisition related contingent consideration	945	425
Current portion of term loan	—	35,000
Deferred tax liabilities	6,326	2,398
Estimated liability for appeals	41,852	27,344
Total current liabilities	86,246	104,233

Long-term liabilities:
Deferred rent	724	500
Acquisition related contingent consideration	—	485
Term loan	—	297,500
Revolving debt	232,796	—
Other liabilities	3,874	3,305
Deferred tax liabilities	52,523	60,805
Total long-term liabilities	289,917	362,595
Total liabilities	376,163	466,828

Shareholders’ equity:
Preferred stock - $.01 par value; 5,000,000 shares authorized; none issued	—	—
Common stock - $.01 par value; 125,000,000 shares authorized; 93,826,453 shares issued and 87,300,148 shares outstanding at December 31, 2013; 92,374,539 shares issued and 86,949,692 shares outstanding at December 31, 2012	936	923
Capital in excess of par value	296,517	271,962
Retained earnings	250,000	210,003
Treasury stock, at cost; 6,526,305 shares at December 31, 2013 and 5,424,847 at December 31, 2012	(45,014)	(20,014)
Total shareholders’ equity	502,439	462,874
Total liabilities and shareholders’ equity	$878,602	$929,702

HMS HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

( in thousands)

( unaudited)

	Year ended December 31,
	2013	2012
Operating activities:
Net income	$39,997	$50,516
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	58,068	54,836
Stock-based compensation expense	11,997	9,116
Excess tax benefit from exercised stock options	(5,233)	(12,433)
Deferred income taxes	(4,354)	(6,323)
Increase in allowance for doubtful debts	6,943	3,751
Change in fair value of contingent consideration	35	(2,300)
Loss on disposal of fixed assets	431	290
Changes in operating assets and liabilities:
Accounts receivable	(21,899)	(40,235)
Prepaid expenses	1,341	(7,670)
Prepaid income taxes	(1,559)	14,326
Other current assets	(172)	667
Other assets	28	(127)
Accounts payable, accrued expenses and other liabilities	1,050	(1,340)
Estimated liability for appeals	14,508	19,965
Net cash provided by operating activities	101,181	83,039

Investing activities:
Proceeds from redemption of certificate of deposit	—	4,809
Purchases of property and equipment	(22,092)	(25,222)
Purchase of building and land	(35)	—
Investment in common stock	(500)	(3,024)
Acquisitions, net	—	(12,393)
Investment in capitalized software	(3,656)	(2,244)
Net cash used in investing activities	(26,283)	(38,074)

Financing activities:
Repayment of term loan	(8,750)	(17,500)
Repayment of revolving credit facility	(95,000)	—
Procceds from revolving credit facility	4,046	—
Financing related to revolving credit facility	(2,915)	—
Purchases of treasury stock	(25,000)	(10,617)
Payments on contingent consideration	—	(250)
Proceeds from exercise of stock options	9,260	11,973
Payments on capital lease obligations	(1,711)	(996)
Payments of tax withholdings on behalf of employees for net-share settlement for stock-based compensation	(1,922)	(1,784)
Excess tax benefit from exercised stock options	5,233	12,433
Net cash used in financing activities	(116,759)	(6,741)
Net (decrease)/increase in cash and cash equivalents	(41,861)	38,224
Cash and cash equivalents at beginning of period	135,227	97,003
Cash and cash equivalents at the end of period	93,366	135,227

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$34,922	$20,490
Cash paid for interest	$9,520	$13,236
Supplemental disclosure of noncash investing activities:
Accrued property and equipment purchases	$1,725	$4,439
Equipment purchased through capital leases	$2,401	$2,127

HMS HOLDINGS CORP. AND SUBSIDIARIES

( in thousands, except per share amounts)

( unaudited)

Reconciliation of Net income to EBITDA  and adjusted EBITDA

As summarized in the following table, earnings before interest, taxes, depreciation and amortization, and stock-based compensation expense (adjusted EBITDA) was $36.7 million for the fourth quarter of 2013, a decrease of 25.3% over the same period a year ago. Adjusted EBITDA for the fiscal year 2013 was 144.9 million, a decrease of 9.5% over the same period a year ago.

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net income	$11,093	$19,986	$39,997	$50,516

Net interest expense	2,326	4,072	12,387	16,549
Income taxes	6,842	13,134	25,593	32,829
Depreciation and amortization, net of deferred financing costs, included in net interest expense	13,232	13,100	54,991	51,147
Earnings before interest, taxes, depreciation and amortization (EBITDA)	33,493	50,292	132,968	151,041
Stock-based compensation expense	3,248	(1,078)	11,997	9,116
Adjusted EBITDA	$36,741	$49,214	$144,965	$160,157

Reconciliation of Net income to GAAP EPS and Adjusted EPS

As summarized in the following table, earnings per share adjusted for stock-based compensation expense and amortization of intangibles and for the related taxes (adjusted EPS) was $0.20 for the fourth quarter of 2013, a decrease of 25.9% over the same period a year ago. Adjusted EPS for the first the fiscal year 2013 was $0.75 , a decrease of 12.8% over the same period a year ago.

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net income	$11,093	$19,986	$39,997	$50,516

Stock-based compensation expense, net of tax	2,010	(650)	7,316	5,525
Amortization of intangibles, net of tax	4,431	4,887	19,359	19,729
Subtotal	$17,534	$24,223	$66,672	$75,770

Weighted average common shares, diluted	88,352	88,596	88,344	88,365

Diluted GAAP EPS	$0.13	$0.23	$0.45	$0.57
Diluted adjusted EPS	$0.20	$0.27	$0.75	$0.86